Exhibit 23.6

LIMITED CONSENT OF PARETO SECURITIES INC.

We hereby consent (i) to the use of our opinion letter dated October 7, 2014 to the Board of Directors of Knightsbridge Shipping Limited (“Knightsbridge”), included in the joint proxy statement/prospectus of Knightsbridge and Golden Ocean Group Limited (“Golden Ocean”) that forms a part of the registration statement on Form F-4 (File No. 333-200319) of Knightsbridge dated the date hereof, relating to the proposed transaction involving Knightsbridge and Golden Ocean whereby Golden Ocean will merge into Knightsbridge, and (ii) to the reference to such opinion in the aforementioned joint proxy statement/prospectus under the headings “Summary - The independent Financial Advisors of Knightsbridge and the independent Financial Advisors of Golden Ocean Have Delivered Opinions to the Knightsbridge Board and the Golden Ocean Board, respectively, that the Consideration to be paid by Knightsbridge and received by Golden Ocean in the Merger is Fair, from a Financial Point of View, to Knightsbridge Shareholders and Golden Ocean Shareholders, respectively” and “The Merger— Opinion of Knightsbridge’s Financial Advisor, Pareto Securities Inc.” This consent relates solely to the registration statement on Form F-4 of Knightsbridge dated the date hereof and not to any amendments or supplements thereto or any other document.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do here thereby admit that we are experts with respect to any part of such registration statement on Form F-4 of Knightsbridge, dated the date hereof, within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Further, our consent is being delivered solely in connection with the filing of the registration statement on Form F-4 of Knightsbridge, dated the date hereof, and our opinion letter is not to be used, disclosed, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the registration statement on Form F-4 of Knightsbridge, dated the date hereof), any proxy statement, prospectus, or any other document, except the joint proxy statement/prospectus of Knightsbridge and Golden Ocean that forms a part of the registration statement on Form F-4 described above or in accordance with our prior written consent.

PARETO SECURITIES INC.

By:	/s/ CHRISTIAN MOXON
Name:	CHRISTIAN MOXON
Date:	February 10, 2015